ARMOUR RESIDENTIAL REIT, INC. CONFIRMS JANUARY 2023
COMMON SHARE AND SERIES C PREFERRED SHARE DIVIDENDS
AND REPORTS PRELIMINARY COMMON STOCK INFORMATION

VERO BEACH, Florida – January 5, 2023 – ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR-PRC) (“ARMOUR” or the “Company”) today confirmed the January 2023 cash dividend for the Company's Common Stock and the Q1 2023 monthly cash dividend rate for the Company's Series C Preferred Stock.
January 2023 Common Stock Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
January 2023	$0.10	January 17, 2023	January 30, 2023
Q1 2023 Series C Preferred Stock Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
January 2023	$0.14583	January 15, 2023	January 27, 2023
February 2023	$0.14583	February 15, 2023	February 27, 2023
March 2023	$0.14583	March 15, 2023	March 27, 2023
Preliminary Common Stock Estimates
During the fourth quarter of 2022, ARMOUR raised approximately $174.1 million of equity capital by issuing approximately 30,721,000 of the Company’s common shares through its previously announced at-the-market offering program. At December 31, 2022, ARMOUR’s common shares outstanding totaled approximately 162,912,000. The Company estimates that book value per common share at that date was in the range of $5.75 to $5.83, as compared to $5.83 per common share at September 30, 2022.

The Company’s financial reporting closing procedures for 2022 are still in process and, as a result, the Company’s preliminary estimates of the financial information above are based on information currently available to management, including a number of assumptions. Also, these estimates are not comprehensive statements of the Company’s financial position and results as of and for the periods ended December 31, 2022. The Company’s actual financial position and results as of and for the periods ended December 31, 2022 may differ materially from these estimates. Accordingly, investors should not place undue reliance on this preliminary information. These estimates are the responsibility of the Company’s management, and the Company undertakes no obligation to update this information prior to the filing of the Company’s next Form 10-K. These estimates are unaudited and have not been reviewed by the Company’s independent public accountants.
Certain Tax Matters
ARMOUR has elected to be taxed as a real estate investment trust (“REIT”) for U.S. Federal income tax purposes. In order to maintain this tax status, ARMOUR is required to timely distribute substantially all of its ordinary REIT taxable income. Dividends paid in excess of current tax earnings and profits for the year will generally not be taxable to common stockholders. Actual dividends are determined at the discretion of the Company’s Board of Directors, who may consider additional factors including the Company’s results of operations, cash flows, financial condition and capital requirements as well as current market conditions, expected opportunities and other relevant factors.
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ARR Confirms Common and Series C Preferred Dividends; Reports Preliminary Common Stock Information

January 5, 2023

About ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. government-sponsored enterprises or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).
Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. The Company disclaims any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.
Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.
Investor Contact:
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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